UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 15, 2007 (August 9, 2007)

INFOSMART GROUP, INC.
(Exact name of Registrant as specified in charter)

California (State or other jurisdiction of incorporation)	001-15643 (Commission File Number)	95-4597370 (IRS Employer Identification Number)

5th Floor, QPL Industrial Building
126-140 Texaco Road
Tsuen Wan, Hong Kong
(Address of principal executive offices)

Registrant’s telephone number, including area code: (852) 2944-9905

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2 below).

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13(e)-4(c))

Item 4.01	Change in Registrant’s Certifying Accountant

(a)	Dismissal of Registrant’s Certifying Accountant

Effective August 10, 2007, PKF Hong Kong (“PKF”) was dismissed as the Company’s certifying independent accountant engaged to audit our financial statements. PKF was engaged as auditors to the Registrant for the year ended December 31, 2006.

Prior to their dismissal, there were no disagreements with PKF on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements if not resolved to the satisfaction of PKF would have caused them to make reference to this subject matter of the disagreements in connection with their report, nor were there any "reportable events" as such term as described in Item 304(a)(1)(iv) of Regulation S-B, promulgated under the Securities Exchange Act of 1934, as amended ("Regulation S-B").

The Company requested PKF to furnish it with a letter addressed to the SEC stating whether it agrees with the statements made above by the Company. A copy of the letter by PKF is attached as Exhibit 16.1 to this Form 8-K.

(b)	Appointment of Registrant’s New Certifying Accountant

Effective on August 10, 2007, C&F CPA Limited (“C&F”), whose address is Room 201, Two Grand Tower, 625 Nathan Road, Mongkok, Kowloon, Hong Kong, was engaged to serve as the Company's new independent certifying accountant to audit the Company's financial statements.

Prior to engaging C&F, the Company had not consulted C&F regarding the application of accounting principles to a specified transaction, completed or proposed, the type of audit opinion that might be rendered on the Company’s financial statements or a reportable event, nor did the Company consult with C&F regarding any disagreements with its prior auditor on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of the prior auditor, would have caused it to make a reference to the subject matter of the disagreements in connection with its reports.

The dismissal of PKF as the Company’s certifying independent accountant and the engagement of C&F as its new certifying independent accountant were both approved by our Board of Directors.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)	Resignation of Directors

Effective August 9, 2007, Mr. Parker Seto resigned as a member of the Company’s Board of Directors. There were no disagreements between or among Mr. Seto and the Company or any officer or director of the Company.

(d)	Appointment of Directors

Effective August 9, 2007, Mr. Chi-Man Lam was appointed as a member of the Company’s Board of Directors, and will serve on the Company’s Nominating, Compensation and Audit Committees. Mr. Lam will serve as an “independent director” as that term is defined under NASDAQ Rule 4200(a)(15).

Mr. Lam is a graduate of the Chinese University of Hong Kong with both a Bachelor Degree and a Master’s Degree in Business Administration. Mr. Lam has extensive experience in business management. Mr. Lam currently runs Vision Products Limited, a trader in toys and gift products, which he founded in 1997. From 1992 to 1997, Mr. Lam was the general manager for Tai Way Shing Kee Co Ltd., a Hong Kong toy manufacturer.

There are no transactions or relationships between the Company and Mr. Lam in which Mr. Lam had or is to have a direct or indirect material interest.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit Number	Description

16.1	Letter from PKF Hong Kong dated August 15, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hiseunto duly authorized.

INFOSMART GROUP, INC.

By:	/s/ Chung Kwok
Chung Kwok,
Chief Executive Officer and President
Dated: August 15, 2007